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                                                                     EXHIBIT 4.4

                           MIKOHN GAMING CORPORATION
                           DIRECTOR STOCK OPTION PLAN
                            As Amended and Restated
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                             Approved May 14, 1996
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1.   Purpose

  The purpose of the Mikohn Gaming Corporation Director stock Option Plan is to further the interests of Mikohn Gaming Corporation, a Nevada corporation (the "Company"), by encouraging and enabling the non-employee member of the Company's Board of Directors to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of non-qualified stock options to be granted hereunder.


2.   DEFINITIONS

  Whenever used herein, the following terms shall have the following meaning, respectively:

  (a) "Board" shall mean the Board of Directors of the Company.

  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

  (c) "Common Stock" shall mean the Company's Common Stock, $0.10 par value.

  (d) "Company" shall mean Mikohn Gaming Corporation, a Nevada corporation.

  (e) "Fair Market Value Per Share" of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Board in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

  (f) "Option" shall mean an option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

  (g) "Optionee" shall mean any person who has been granted an Option under the Plan.

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  (h) "Plan" shall mean the Mikohn Gaming Corporation Director Stock Option
Plan, as amended.


3.  ADMINISTRATION

  (a) The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

  (d) The Company shall indemnify and hold harmless the members of the Board from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.


4.  NUMBER OF SHARES SUBJECT TO PLAN

   The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 150,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.


5.  ELIGIBILITY

  The persons eligible to receive Options under the Plan are the non-employee members of the Board.


6.  GRANTS

  (a) Each person who becomes a non-employee member of the Board automatically shall be granted, as of the date of his election or appointment to the Board, an option to purchase 5,000 shares of common stock, subject to the terms and conditions described herein.

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  (b)  Each non-employee member of the Board who has been granted an Option under section 6(a) automatically shall be granted in each succeeding calendar year, effective as of the adjournment of the annual meeting of stockholders, an additional Option to purchase a number of shares of Common Stock determined according to the following formula: (i) 5,000 shares, plus (ii) 1,000 shares for each calendar year or portion thereof in which he or she shall have served as a non-employee member of the Board. Each option so granted shall be exercisable only in accordance with the provisions of Section 9 hereof.


7.   PURCHASE PRICE

  The purchase price of each share covered by each Option shall be 100% of the Fair Market Value Per Share of the Common Stock on the date the Option is granted.


8.   DURATION OF OPTIONS

  The expiration date of each Option shall be 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein.


9.   EXERCISE OF OPTIONS

  (a) An Option shall not vest and be exercisable until the first anniversary of the date the Option was granted. On such first anniversary, the Option shall become exercisable as to one-third of the shares covered by the Option, and on each of the second and third such anniversaries, the Option shall become exercisable as to an additional one-third of the shares covered by the Option. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option (i) may not be for less than 100 shares unless the exercise is during the final year of the Option, and (ii) shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Company may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state of local taxes that the Company has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

  (b) No option will be exercisable (and any attempted exercise will be deemed null and void) if such exercise would create a right of recovery for "short-swing profits" under Section 16(b) of the Securities Exchange Act of 1934, as amended.

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This Section 9(b) is intended to protect persons subject to Section 16(b)
against inadvertent violation of Section 16(b) and shall not apply with respect to any particular exercise of an Option if expressly waived in writing by the Optionee at the time of such exercise.


10.  METHOD OF EXERCISE

  (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 9(a) hereof.

  (b) Payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Company, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Company with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the exercise.

  (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Company shall have the right to terminate his Option with respect to such shares.

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11.   NON-TRANSFERABILITY OF OPTIONS

   No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.


12.  TERMINATION OF DIRECTORSHIP OTHER THAN BY DEATH OR PERMANENT DISABILITY

  If an Optionee ceases to be a member of the Board for any reason other than his death or permanent disability, any Options granted to him shall terminate 90 days form the date on which such directorship terminates. During such 90-day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his directorship and provided that such Option has not expired or otherwise terminated as provided herein.


13.  DEATH OR PERMANENT DISABILITY OF OPTIONEE

  If an Optionee ceases to be a member of the Board by reason of death or permanent disability, any Option granted to him shall terminate one year after the date of termination of his directorship due to death or permanent disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of termination of his directorship due to death or permanent disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.


14.  STOCK PURCHASE NOT FOR DISTRIBUTION

  Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Company , the person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

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15.  PRIVILEGES OF STOCK OWNERSHIP

  No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.


16.  ADJUSTMENTS

  (a) If the number of outstanding shares of Common Stock is increased or decreased or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Board. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. No adjustment shall be made on account of any transaction or event not specifically set forth in this Section 16(a), including without limitation the issuance of Common Stock for consideration.

  (b) Notwithstanding the provision of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Board may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event, or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

  (c) Adjustments under this Section 16 shall be made by the Board, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

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17.  AMENDMENT AND TERMINATION OF PLAN

  (a) The Board may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the outstanding shares of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Notwithstanding the foregoing, the provisions of Sections 5, 6 and 7 hereof may not be amended more than once every six months, other than to conform with changes in the Code.

  (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any rights or obligations under any Option theretofore granted to such Optionee.

  (c) The terms and conditions of any Options granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company.


18.  EFFECTIVE DATE OF PLAN

  The Plan share become effective upon original adoption by the Board and approval by the Company's stockholders of the original adoption of the Plan; provided, however, that prior to such approval by the Company's stockholders, but after the original adoption by the Board, Options may be granted under the Plan subject to obtaining the stockholders' approval.


19.  TERM OF PLAN

  No option shall be granted pursuant to the Plan after 10 years from the earlier of the date of original adoption of the Plan by the Board or the date of approval by the Company's stockholders.

  The date of original adoption of the Plan by the Board was November 6, 1993. The date of approval by the stockholders of the Plan's original adoption was November 6, 1993.

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